EXHIBIT 5.1 AND 23.1
--------------------

ANDREW I. TELSEY, P.C.  Attorney at Law
--------------------------------------------------------------------------------
                                  12835 East Arapahoe Road, Tower One, Penthouse
                                                     Englewood, Colorado   80112
                         Telephone:  (303) 768-9221 - Facsimile:  (303) 768-9224
                                                         E-mail: aitelsey@cs.com


March _, 2005



Board of Directors
Esesis, Inc.
7345 E. Peakview Ave.
Centennial, CO 80111


      Re: Esesis, Inc. - Form SB-2/A5 Registration Statement and Related Prospectus


Dear Sirs/Madam:


We have acted as counsel to Esesis, Inc. ("Registrant"), a Colorado corporation, in connection with the preparation of the above-referenced SB-2 Registration Statement and related Prospectus ("Registration Statement"), relating to the registration of up to 500,000 shares of common stock, $.0001 par value per share to be offered directly by the Registrant. We have examined the Certificate of Incorporation and amendments thereto and By-laws of the Registrant, and such other documents as we have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:


     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Colorado, the jurisdiction of its incorporation.

     2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

     3. When, as and if the  aforementioned  securities  are  delivered  against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of Colorado corporation law including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the use of the opinion of this office as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement, as amended, and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.